EXHIBIT 10.3

                                HK SYSTEMS, INC.

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

        This Employment and Noncompetition Agreement is entered into as of this ___ day of ____________, 19__, by and among HK SYSTEMS, INC. (the "Company") and _____________________.

                                R E C I T A L S:

        WHEREAS, the Company desires to continue to employ the Employee and to set forth the terms and conditions of the Employee's employment and the Employee desires to continue to be employed by the Company on the terms and conditions set forth in this Agreement; and

        WHEREAS, during the course of employment, the Employee has learned and will learn the identities of the Company's customers, their purchasing needs and habits and the names of the personnel charged with purchasing responsibilities and the Company's methods of doing business; and

        WHEREAS, the Company's list of customers has been compiled by the Company and the Company's methods of doing business have been developed by the Company at considerable expense over a number of years; and

        WHEREAS, but for his employment at the Company, Employee would not be able to easily duplicate the Company's customer list or be thoroughly familiar with its methods of doing business; and

        WHEREAS, the Company's customer list and methods of doing business are of considerable economic value to the Company; and

        WHEREAS, THE EMPLOYEE HAS REVIEWED THE MATTERS RECITED IN THE FIVE PARAGRAPHS ABOVE AND CONFIRMS THAT HE AGREES WITH THOSE RECITALS.

   NOW, THEREFORE,

        In consideration of the Recitals and of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

   1. Definitions. When used in this Agreement, the following terms shall have the meanings specified:

        a. Agreement. "Agreement" shall mean this Employment and Noncompetition Agreement, as the same shall be amended from time to time in accordance with the terms hereof.

        b. Cause. The following actions on the part of the Employee shall be considered as "Cause":

             (1) Personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or habitual use of alcohol or drugs: (A) which materially impairs the Employee's ability to carry out his duties; and (B) as to which the Company makes a good faith determination that such conduct has occurred and that such conduct meets the standard set forth in Section 1(d)(1)(A) of this Agreement;

             (2) Rendering any assistance to any Person in that Person's competitive efforts with the Company;

             (3) Use of the Company's proprietary information or customer lists for the Employee's own benefit or in a way adverse to the Company's interests; or

             (4) A good faith determination by the Company, after a notice to the Employee and an opportunity to meet with the Company concerning such matter, that the Employee has breached any material provision of this Agreement.

        c. Company. "Company" shall mean HK Systems, Inc., a Wisconsin corporation.

        d. Competitive Product. "Competitive Product" shall mean a product or service, made or provided by a Competitor, which is the same as or is directly competitive with one with respect to which the Employee acquired confidential information relating to the Company, or its business, products or services by reason of the Employee's work with the Company.

        e. Competitor. "Competitor" shall mean any Person engaged in, or about to become engaged in, the production or sale, or both, of any product or service in any part of the United States of America which is directly competitive with one with respect to which the Employee acquired confidential information relating to the Company, or its business, products or services by reason of the Employee's work with the Company.

        f. Creations. "Creations" shall mean all manuscripts, programs, writings, pictorial materials, and other creations created by the Employee, either individually or jointly, during the Employee's employment by the Company, and which relate to the business of the Company.

        g. Disability. "Disability" shall mean that the Employee has been declared mentally incompetent by a Wisconsin court or shall have been disabled for a consecutive period of 120 days so that the Employee is unable to perform the Employee's duties as an employee of the Company under this Agreement. Any dispute as to the existence of a Disability or its duration shall be submitted to a licensed physician agreed upon by the Employee and the Company or, failing such agreement, to one appointed by the President of the Medical Society of Wisconsin at the request of either the Employee or the Company. The Employee shall cooperate in such determination and the determination of such physician shall be binding and conclusive upon the parties.

        h.   Employee.  "Employee" shall mean _________________.

        i. Good Reason. "Good Reason" shall mean that the Company has breached any provision of this Agreement.

        j. Inventions. "Inventions" shall mean all inventions, discoveries, developments, improvements, works, ideas, and other contributions, whether or not patented or patentable or otherwise protectable in law, which are conceived, made, developed or acquired by the Employee, either individually or jointly, during the employment of the Employee by the Company and which relate in any manner to the Employee's work, the research or business of the Company, or fields to which the business of the Company may reasonably extend.

        k. Person. "Person" shall mean and include an individual, partnership, corporation, trust, incorporated organization and a government or any department or agency thereof.

        l. Representative. "Representative" shall mean, after the Employee's death, the duly appointed and qualified executor or personal representative of the estate of the Employee.

        m. Restricted Area. "Restricted Area" shall mean anywhere within a twenty-five (25) miles radius of any location in any U.S. city in which the Company had, at any time while the Employee was employed by the Company, a place of business or customers.

   2. Employment. The Company hereby agrees to continue the employment of the Employee and the Employee hereby accepts continued employment with the Company in accordance with the terms and conditions set forth in this Agreement. Except for illness, vacation periods and reasonable leaves of absence approved by the Board of Directors of the Company, the Employee agrees to devote the Employee's full-time, skill, knowledge, and attention to the business of the Company and the performance of the duties of the Employee under this Agreement. During the term of employment, it shall not be a violation of this Agreement for the Employee to do one or more of the following, so long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement: (a) serve on corporate, civic, trade or charitable boards or committees; (b) deliver lectures or fulfill speaking engagements; and (c) manage personal investments.

   3. Term. This Agreement shall commence on the date first above written and continue indefinitely until effective notice of termination is given by the Employee or the Company to the other. THE EMPLOYEE'S EMPLOYMENT WITH THE COMPANY IS ON AN AT-WILL BASIS. Either the Employee or the Company may terminate the Employee's employment with the Company at any time and for any reason or no reason at all, subject only to the parties' obligations as described in Section 8 of this Agreement.

   4. Duties. The Employee shall be employed as the __________________, of the Company or in such other executive position with the Company as may be mutually agreed to between the Company and the Employee. The Employee shall perform such services and duties as are usually and customarily required of a Person holding such position with a business corporation. The services to be performed by the Employee shall be principally rendered in or about New Berlin, Wisconsin, or such other place at which the Company makes its corporate headquarters, together with such business travel as may be necessary for the Employee to satisfactorily perform the duties required under this Agreement.

   5. Compensation. The Company shall pay to the Employee, a base annual salary of $___________, which salary shall be reviewed annually by the Board of Directors of the Company for possible adjustment and shall be paid in approximately equal installments at the usual and customary times established by the Company. The Company shall deduct from all payments made to the Employee under this Agreement any federal, state or local withholding or other taxes or charges which the Company is required to deduct under applicable law. The Company shall have the right to rely upon a written opinion of counsel if any questions arise as to any deductions.

   6. Additional Benefits. The Employee shall be entitled to the following additional benefits:

        a. Vacations/Holidays. The Employee shall be entitled to paid vacations and holidays as provided to other senior executive employees of the Company.

        b. Expense Reimbursement. The Company shall pay, upon submission of appropriate vouchers and supporting documentation, all expenses of the Employee incurred in connection with the rendering of services to the Company.

        c. Bonus Program. The Employee will be eligible to participate in an executive bonus program to be established by the Board of Directors of the Company, pursuant to which the Employee may earn up to 40% of the Employee's base salary in any year. The bonus program will include a combination of annual performance benchmarks and long-term benchmarks for both the Employee and the Company.

        d.   Company Automobile

        e. Miscellaneous. The Employee shall be entitled to other fringe benefits generally provided to senior management of the Company, including health insurance, disability insurance, term life insurance, pension and profit sharing and other programs established by the the Company.

   7.   Termination.

        a.   Termination Without Cause or for Good Reason.  As stated in
             Section 3 of this Agreement, the Employee's employment may be terminated by the Company or by the Employee at any time and for any reason or for no reason at all. However, if the Employee's employment with the Company is terminated by the Company without Cause, or by the Employee for Good Reason, or as the result of the Employee's Disability, the Employee shall receive the Employee's then current base salary for a one (1) year period after such termination, plus the continuation in the health, disability and term life insurance programs of the Company during such one year period at the Company's expense. The severance pay shall be paid to the Employee at the same times as the Company generally pays management employees. If the Employee's employment is terminated as the result of Disability, any severance payments shall be reduced by any gross insurance proceeds actually received by the Employee from the Company sponsored disability insurance. The severance payments shall not be reduced by any other compensation received by the Employee during the severance period unless such compensation is received from Competitors. The Employee shall have no obligation to seek other employment or otherwise mitigate damages hereunder.

        b. Termination for Cause or Without Good Reason. In the event that the Employee's employment with the Company is terminated by the Company for Cause or by the Employee without Good Reason, the Employee shall be paid compensation only through the date of such termination and all other financial obligations of the Company to the Employee under this Agreement and all benefits under this Agreement shall cease as of the date of such termination.

        c. Return of the Company's Materials. Upon termination for any reason, the Employee shall immediately return to the Company all files, credit cards, keys, computers, instruments, equipment, vehicles, and other materials owned or provided by the Company.

   8. Confidential Information. The Employee acknowledges that through the services to be performed for the Company, the Employee will obtain confidential information regarding the Company's business affairs, including such matters as computer programs, research, customer lists, customer development, planning, purchasing, finance, marketing, customer relations, and other information of a similar nature not available to the public. This information may be oral or written and may be that which the Employee originates as well as that which otherwise comes into the possession or knowledge of the Employee. The Employee agrees to treat all matters relating to the business activities of the Company as confidential and not to divulge or disclose any information gained in connection with the employment of the Employee by the Company to any other Person except upon the written request or instruction of the Company or in the normal course of the duties of the Employee as an employee of the Company. The Employee agrees not to use or disclose, for purposes of marketing or otherwise, any of the customer information the Employee receives while working at the Company (including, but not limited to, customers' identity, financial status and holdings), either on behalf of the Employee or as a representative, agent, employee, officer, director, trustee, stockholder, or creditor of, or partner, joint venturer, or investor with or in any Competitor, except for any information which is or becomes generally available to the public, or otherwise comes into possession of the Competitor, other than as a result of disclosure by the Employee. This Section 8 is intended to protect confidential information and customer relationships, both during and after the period of the Employee's employment with the Company, and not to limit the Employee's right to seek and obtain employment in competition with the Company after termination of the Employee's employment with the Company, which is covered by Section 12 of this Agreement.

   9. Relationship with Others. The parties agree that the profitability and goodwill of the Company depend on continued amicable relations with its suppliers and customers, and the Employee: (a) except on behalf of the Company, will not approach for any reason, nor solicit any business of any kind from, any former, present or future customer of the Company; or (b) cause, request or advise any suppliers or customers of the Company to curtail or cancel their business with the Company. Nothing in Section 9(a) shall, after termination of the Employee's employment with the Company for any reason, prevent the employment of the Employee by a customer or supplier of the Company unless such employment violates Section 12(a) of this Agreement.
        This provision shall apply to any customers or suppliers of the Company during the three (3) year period prior to the termination of the Employee's employment or to Persons with an active proposal from the Company on the date of the termination of the Employee's employment. This provision shall apply for five (5) years after termination of the Employee's employment with the company if the termination is for Cause and for one (1) year if the termination is for any other reason.

   10.  Inventions and Creations.

        a. Inventions. The Employee agrees that all Inventions shall belong to the Company. The Employee agrees to and does hereby assign and transfer to the Company the entire right, title, and interest of the Employee in and to all Inventions. The Employee further agrees to promptly and fully disclose all Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful applications, assignments, and other documents which the Company requests for protecting the Inventions in the United States or in any other country. The Company shall have the full and sole power to prosecute such applications and to take all other actions concerning the Inventions, and the Employee agrees to cooperate fully, at the expense of the Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions.

        b Creations. The Employee agrees to and does hereby assign, convey, and transfer to the Company all Creations. The Company shall have the full right to seek and procure copyrights on the Creations, and the Employee shall cooperate fully, at the expense of the Company, in securing copyrights and in any legal actions and proceedings concerning the Creations.

        c. Presumptions of Company Ownership. Without diminishing any rights granted to the Company in Sections 10(a) and 10(b), if any Invention is described in a patent application or is disclosed to third parties by the Employee within two (2) years after leaving the employ of the Company, or if a Creation is published or is disclosed to third parties by the Employee within two (2) years after leaving the employ of the Company, the Employee agrees that it is to be rebuttably presumed that the Invention or the Creation was conceived, made, developed, acquired, or created by the Employee during the period of employment of the Employee by the Company, and the Invention or Creation will belong to the Company.

   11. Noncompetition While Employed by the Company. The Employee agrees not to compete with the Company in any territory in which the Company sells its products or provides its services, either on behalf of the Employee, or as a representative, agent, employee, officer, director, trustee, stockholder, or creditor of, or partner, joint venturer, or investor with or in, any other Person, during his employment with the Company.

   12.  Noncompetition After Termination of Employment.

        a. Scope of Noncompetition. The Employee agrees that for one (1) year after the termination of the Employee's employment with the Company, regardless of the reason for such termination, the Employee will not:

             (1) Render services, either directly or indirectly, to any Competitor in connection with the development, manufacture, sale, merchandising or promotion of any Competitive Product; or

             (2) Engage, either directly or indirectly, within the Restricted Area, for the Employee or as an investor, in the development, manufacture, purchase or sale of any Competitive Product.

        b.   Exceptions to Scope of Noncompetition.

             (1) Nothing in Section 12(a) of this Agreement shall prohibit the Employee from owning or acquiring securities of the Company or of any corporation or other business enterprise that may be engaged in activities described in Section 12(a), provided that: (A) the Employee is not an officer, director or employee of, or consultant to, such corporation or business enterprise; (B) such securities are held by the Employee for investment purposes and represent less than five percent (5%) of the total equity interests of such corporation or business enterprise; and (C) such securities are listed on a national securities exchange or are regularly quoted in the over-the-counter market by one or more members of the National Association of Securities Dealers.

             (2) It shall not be deemed a violation of Section 12(a) if the Employee accepts employment with a business entity which is diversified and made up of separate divisions and which, as to parts of its business, is not a Competitor, provided the Company shall be furnished prior to such employment definite written assurances satisfactory to it, separately from the Employee and such business entity, that the Employee will not be expected, required or permitted to and in fact does not render services directly or indirectly to a division or a part of such business entity which division or part is a Competitor.

        c. Notification to the Company. During the period of time that the Employee is subject to the provisions of Section 12(a) of this Agreement, the Employee shall notify the Company of any occupation or employment which the Employee proposes to take up after termination of employment with the Company and shall furnish to the Company such written or oral information as it may reasonably request concerning such proposed occupation or employment. Upon request of the Employee, the Company agrees to notify the Employee promptly, and in any event within thirty
             (30) days after receipt of the requested information, whether or not the Company considers such occupation, based on the information so furnished or derived from its independent investigation, to come within the provisions of Section 12(a) and, if the Company considers such occupation to come within the provisions of Section 12(a), whether the Company will waive any of the provisions thereof.

   13. Remedies. In addition to other remedies provided by law or equity, upon a breach by the Employee of any of the covenants contained herein, the Company shall be entitled to have a court of competent jurisdiction enter an injunction against the Employee prohibiting any further breach of the covenants contained herein. The parties further agree that the services to be performed by the Employee hereunder are of a unique, special, and extraordinary character. Therefore, in the event of any controversy concerning rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of competent jurisdiction at law or equity by a decree of specific performance or the Company elects, by obtaining damages or such other relief as the Company may elect to pursue.
        Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other remedies which the Company may have.

   14. Assignment. This Agreement and the respective rights, duties, and obligations of the Employee hereunder may not be assigned or delegated by the Employee.

   15. Notice. Any notice (including notice of change of address) permitted or required to be given pursuant to the provisions of this Agreement shall be in writing and sent by registered mail or certified mail, return receipt requested, or by hand delivery to the parties at the following address:

        If to the Company:  HK Systems, Inc.
                            Attention:  John W. Splude
                            2855 S. James Drive
                            New Berlin, WI  53151

                            with a copy to:

                            John R. Kuhnmuench, Jr.
                            Vice President and General Counsel
                            2855 S. James Drive
                            New Berlin, WI  53151

        If to the Employee: ______________________
                            Personal & Confidential
                            c/o HK Systems, Inc.
                            2855 South James Drive
                            New Berlin, WI  53151

        Notice properly given by mail shall be deemed effective one (1) business day after mailing.

   16. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and the Employee concerning the Employee's employment by the Company, and supersedes any and all other previous agreements or understandings, whether written or oral, among the Employee and the Company concerning such employment. This Agreement may not be modified orally.

   17. Waiver. The waiver by any party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

   18. Invalidity of any Provision. The provisions of this Agreement are severable, it being the intention of the parties that should any provision hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision were omitted.

   19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

   20. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

   21. Counterparts. This Agreement shall be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

   22. Expenses. If any legal proceeding is necessary by the Employee or the Company to enforce or interpret the terms of this Agreement or to recover damages for the breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and necessary costs and expenses incurred in such litigation from the losing party in addition to any other relief to which the prevailing party may otherwise be entitled.

   23. Reasonableness of Restrictions. THE EMPLOYEE HAS READ THIS AGREEMENT AND AGREES THAT THE CONSIDERATION PROVIDED BY THE COMPANY IS FAIR AND REASONABLE AND FURTHER AGREES THAT GIVEN THE IMPORTANCE TO THE COMPANY OF THE CUSTOMER LIST AND THE COMPANY'S PARTICULAR METHODS OF DOING BUSINESS, THE POST-EMPLOYMENT RESTRICTIONS ON THE EMPLOYEE'S ACTIVITIES ARE LIKEWISE FAIR AND REASONABLE.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment and Noncompetition Agreement as of the date first above written.

                                 HK SYSTEMS, INC.


                                 By:  __________________________
                                      John W. Splude, President


                                 ________________________________
                                 ____________________, Employee